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[NATIONAL WATERWORKS LOGO]


                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE

                     NATIONAL WATERWORKS, INC. TO TERMINATE
                 CONSENT SOLICITATION WITH RESPECT TO A PROPOSED
                    AMENDMENT TO RESTRICTED PAYMENTS COVENANT

Waco, Texas-(BUSINESS WIRE)-November 19, 2003-National Waterworks, Inc. (the "Company": NATLWW) announces that it is withdrawing its consent solicitation (the "Consent Solicitation") to amend the Restricted Payments covenant in the indenture governing its 10.50% Senior Subordinated Notes due 2012 (the "Notes") to permit payment of the dividend as described in the Consent Solicitation Statement dated October 29, 2003 (the "Consent Solicitation Statement").

The Company has elected to withdraw the Consent Solicitation effective immediately upon release hereof. The Company will continue to consider paying a dividend to the extent permitted by the indenture governing the Notes.

Questions related to the termination of the Consent Solicitation should be directed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attn: Credit Liability Management, (800) 828-3182, in its capacity as a solicitation agent in connection with the Consent Solicitation.

National Waterworks distributes a full line of pipes, fittings, valves, meters, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Its products are integral to building, repairing, and maintaining waste and wastewater (sewer) systems and serve as part of the basic municipal infrastructure. Through its network of over 130 branches in 35 states, it sells directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

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Source:  National Waterworks, Inc.

Contacts: National Waterworks, Inc.
          Thomasville, GA
          Judy Barrow, 229-227-8611
          judy.barrow@natlww.com